Exhibit 3.1

SMARTSTOP SELF STORAGE REIT, INC.

ARTICLES SUPPLEMENTARY

SmartStop Self Storage REIT, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 3-802(c) of the Maryland General Corporation Law (the “MGCL”), the Corporation, by resolution of its Board of Directors (the “Board of Directors”), prohibited the Corporation from electing to be subject to Section 3-803 of the MGCL as provided herein.

SECOND: The resolution referred to above provides that the Corporation is prohibited from electing to be subject to the provisions of Section 3-803 of the MGCL and that the foregoing prohibition may not be repealed unless the repeal of such prohibition is approved by the stockholders of the Corporation by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.

THIRD: The election to prohibit the Corporation from becoming subject to Section 3-803 of the MGCL without the stockholder approval referenced above has been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned officer acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its General Counsel and Secretary on this 2nd day of April, 2025.

ATTEST:	SMARTSTOP SELF STORAGE REIT, INC.

/s/ Nicholas M. Look	By:	/s/ H. Michael Schwartz _________ (SEAL)
Name: Nicholas M. Look		Name: H. Michael Schwartz
Title: General Counsel and Secretary		Title: Chief Executive Officer

2